UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

SOUTHWEST GAS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

DAVID ADAME

NORA MEAD BROWNELL

MARCIE L. EDWARDS

ANDREW W. EVANS

H. RUSSELL FRISBY, JR.

WALTER M. HIGGINS III

RINA JOSHI

HENRY P. LINGINFELTER

JESSE A. LYNN

RUBY SHARMA

ANDREW J. TENO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 1, 2022, Carl C. Icahn issued a letter to the stockholders of Southwest Gas Holdings, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. FOR USE AT ITS 2022 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY ICAHN PARTNERS LP AND ITS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2022. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN SOUTHWEST GAS. THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS.

Carl C. Icahn Issues Open Letter to

Stockholders of Southwest Gas

Sunny Isles Beach, Florida, March 1, 2022 — Today, Carl C. Icahn released the following open letter to the stockholders of Southwest Gas Holdings, Inc. (NYSE: SWX).

Investor Contacts:

Harkins Kovler, LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@harkinskovler.com / jkovler@harkinskovler.com

CARL C. ICAHN

16690 Collins Avenue, Suite PH-1

Sunny Isles Beach, FL 33160

March 1, 2022

Dear Fellow SWX Stockholders:

On February 21st, we spoke to SWX’s bankers at their request regarding our financing proposals. Following the conversation, they emailed us the attached “questionnaire.” On February 28th, SWX filed their preliminary proxy, which included a highly inaccurate and intentionally misleading summary of our conversation on the 21st. We have now answered the “questionnaire” and will restate our position yet again.

Five months ago, we offered publicly to purchase $1 billion of common equity from SWX at $75 per share in cash to finance the Questar acquisition. That offer still remains outstanding today. We reiterated that offer multiple times, in both public and private conversations with SWX. We also have said that if SWX receives a bona fide offer that is superior in price and/or structure we are willing to beat that offer. Our offer does not require any particular governance provisions or board seats. We have no preconceived provisions and are willing to beat any bona fide competing offer. We have told this to SWX numerous times yet have never received anything approaching a counteroffer.

It is very important to note that our $75 per share financing proposal has absolutely nothing to do with our ongoing proxy contest and our tender offer, which was recently extended, both of which we continue to stand by.

Sincerely yours,

Carl C. Icahn

LAZARD’S “QUESTIONNAIRE” AND OUR RESPONSES

Lazard Question #1

You have made various offers over time to the Company regarding financing – what is your financing offer as of today?

ANSWER: Our offer is to purchase common equity from SWX at $75 per share in cash. To the extent there is a bona fide competing offer, we are prepared to increase our offer. We told you this 5 months ago and we still say the same thing.

Lazard Question #2

Would you be willing to finance via some combination of common equity and mandatory convertible preferred equity? How about approximately half and half?

ANSWER: Our offer is for common shares, not for preferred stock. However, if you have a bona fide offer from a third party for ANY kind of equity or equity-linked securities, including preferred stock, with ANY terms, we would beat that offer in combination with our purchase of common equity at $75 per share, and we would consider doing so in ANY ratio, whether “half and half” or otherwise.

Lazard Question #3

What would be your price per share for the common equity component?

ANSWER: See our answer to question 1.

Lazard Question #4

Question 4: What would be the terms of the mandatory convertible preferred? Could you structure it such that it would receive 100% equity credit from all of the agencies? Could you structure it with a 3-year conversion? What would be the coupon? What would be the conversion price or premium? If a premium, would it be off of $75/share?

ANSWER: We have no pre-conceived provisions and are willing to beat any bona fide offer. We told you this 5 months ago and we still say the same thing.

Lazard Question #5

What other terms, if any, are a necessary part of your investment? To the extent applicable, please detail… Standstill provisions, including the duration and scope of the standstill. Treatment of the investment and the investor under the Company’s shareholder rights plan. Treatment of the investment and the investor under the Dominant Stockholder provision in the Company’s certificate of incorporation. Registration rights. Willingness to agree to non-disparagement provisions. Payment of expenses. It is the Company’s expectation that the investor will pay its own expenses. Whether the financing would result in a dismissal of existing litigation

ANSWER: We have no pre-conceived provisions and are willing to beat any bona fide offer. We told you this 5 months ago and we still say the same thing.

Lazard Question #6

What exit provisions would you require? To the extent applicable, please detail at least Terms regarding transferability of the securities. Put/Call, redemption rights and registration rights, to the extent not covered above

ANSWER: We have no pre-conceived provisions and are willing to beat any bona fide offer. We told you this 5 months ago and we still say the same thing.

Lazard Question #7

What, if any, deviations would the common equity and the mandatory convertible preferred have from what would be typical in the public markets for these types of securities?

ANSWER: None.

Lazard Question #8

What kind of governance would you need on both the common equity and the mandatory convertible preferred? Would you require board seats for either of these potential investments?

ANSWER: We do not require any particular kind of governance rights in connection with this financing offer. We do NOT require board seats.

Lazard Question #9

What kind of due diligence do you need to perform?

ANSWER: None.

Lazard Question #10

What kind of timeframe would you need to finalize the financing?

ANSWER: We can commit TODAY and close within one week, if not sooner.

Lazard Question #11

Are you still interested in a rights offering? What would be your proposed terms for the rights offering and associated backstop?

ANSWER: Yes. We will backstop a rights offering for up to $1 billion of common equity and we will do so without a fee. We will also share that backstop with any other existing holder that wishes to participate in that backstop commitment.

Lazard Question #12

If we agreed to do our financing with you, would you agree to no longer pursue the proxy contest and tender offer?

ANSWER: Our offer to purchase common stock from SWX at $75 per share (and our offer to backstop a rights offering) is independent of the tender offer and all other actions we are taking. We believe that it is totally self-evident that your shareholders are better off having the right to decide for themselves if they wish to take $75 per share in cash and the right to remove the current board that has presided over significant value destruction. Obviously, shareholders would also have the right to continue to own stock (rather than tender) and benefit from our newly-elected slate of highly experienced, qualified and independent director nominees.

Additional Information and Where to Find It;

Participants in the Solicitation and Notice to Investors

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. (“SOUTHWEST GAS”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF SOUTHWEST GAS AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY ICAHN PARTNERS LP AND ITS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2022. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN SOUTHWEST GAS. THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS.

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES. IEP UTILITY HOLDINGS LLC, AN AFFILIATE OF ICAHN ENTERPRISES, FILED A TENDER OFFER STATEMENT AND RELATED EXHIBITS WITH THE SEC ON OCTOBER 27, 2021. SOUTHWEST GAS FILED A SOLICITATION/ RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER WITH THE SEC ON NOVEMBER 9, 2021. STOCKHOLDERS OF SOUTHWEST GAS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY IEP UTLITY HOLDINGS LLC WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF SOUTHWEST GAS FREE OF CHARGE UPON REQUEST TO THE INFORMATION AGENT FOR THE TENDER OFFER. THE INFORMATION AGENT FOR THE TENDER OFFER IS HARKINS KOVLER, LLC, 3 COLUMBUS CIRCLE, 15TH FLOOR, NEW YORK, NY 10019, TOLL-FREE TELEPHONE: +1 (800) 326-5997, EMAIL: SWX@HARKINSKOVLER.COM.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SOUTHWEST GAS SECURITIES AND CERTAIN ACTIONS THAT SOUTHWEST GAS’ BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SOUTHWEST GAS’ PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SOUTHWEST GAS WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Southwest Gas’ public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.